EXHIBIT 24 (b)

                               ALLTEL CORPORATION

                     Resolutions of the Board of Directors
                                 June 26, 1995

                     Re: ALLTEL Corporation - $200,000,000
                        Maximum Amount Debt Refinancing



RESOLVED, that, the Corporation be, and it hereby is, authorized, subject to the limitations set forth below, to create, issue, and sell, pursuant to the Indenture entered into between the Corporation and Society National Bank (formerly, Ameritrust Company National Association), Trustee, dated as of January 1, 1987, as amended and supplemented to date (the "Indenture"), one or more additional series of promissory notes or debentures ("Securities"), to be issued in the maximum aggregate principal amount not exceeding $200,000,000, at such times, in such forms, and in such principal amounts, to be for such terms, to be payable on such dates, to bear interest at such rates per annum and payable at such times, and to have such other terms, provisions, and conditions, as may be determined and approved by the Chairman, President, and Chief Executive Officer of the Corporation, in the manner provided below, the net proceeds of which shall be applied first toward the prepayment of the principal and accrued interest (including premium) payable on the Corporation's $150,000,000 principal amount 10.375% debentures due April 1, 2009 and the balance toward the prepayment of the principal and accrued interest (including premium) payable on the Corporation's $50,000,000 principal amount 8.875% debentures due March 1, 2022.

RESOLVED FURTHER, that, subject to the foregoing limitations, the following terms, provisions, and conditions respecting the Securities may be determined and approved by the concurrence of the Chairman, President, and Chief Executive Officer of the Corporation: (i) the types of Securities to be issued and the titles thereof, (ii) the times as of which each series of Securities shall be issued, (iii) the aggregate principal amount of each series of Securities to be issued, (iv) the price at which each series of Securities are to be sold and the amount of any discounts to be given or commissions to be paid to underwriters or agents in conjunction therewith, (v) the length of the original term of each series of Securities and the length of any mandatory or permissive extension of such terms, (vi) the times at which the principal amount of each series of Securities shall be payable, (vii) the rate of interest or the manner of determining the rate of interest to be borne by each series of Securities to be issued and the times at which such interest shall be payable, (viii) the sinking fund requirements (if any) relating to each series of Securities and the related redemption prices, (ix) the times at and conditions (if any) pursuant to which the Corporation shall be permitted or shall be required to redeem all or a portion of each series of Securities and the prices to be paid therefor, and (x) any financial covenants to be imposed upon the Corporation or its subsidiaries that are not contained in the Indenture.

RESOLVED FURTHER, that the officers of the Corporation be, and each of them hereby is, authorized and directed, for and on behalf of the Corporation, to prepare and file with the Securities and Exchange Commission (the "SEC"), pursuant to the Securities Act of 1933, as amended (the "Act"), and any applicable Rule thereunder including, without limitation, Rule 415, one or more registration statements on Form S-3 or such other form or forms as may be applicable, and to do or cause to be done all acts and things necessary or advisable to effect registration under the Act of up to $200,000,000 aggregate principal amount of the Securities and to effect the qualification of the Indenture, including any proposed supplemental indenture(s) thereto, under the Trust Indenture Act of 1939, as amended.

RESOLVED FURTHER, that the Chairman, President, and Chief Executive Officer, any Senior Vice President, the Secretary, any Assistant Secretary, and each other officer and director of the Corporation who may be required to execute those registration statements or any amendments thereto, be, and each of them hereby is, authorized and directed to execute a power-of-attorney authorizing Joe T. Ford, Tom T. Orsini, Francis X. Frantz, and Jerry M. Green, or any of them, as the Corporation's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to execute, in the name, place, and stead of the Corporation, the foregoing registration statement, any amendments thereto, and all instruments necessary or appropriate in connection therewith, and to file any such power-of-attorney with the SEC; and that the acts of such attorneys, or any such substitutes, be, and they hereby are, authorized and approved.

RESOLVED FURTHER, that the appropriate officers of the Corporation be, and each of them hereby is, authorized and directed, for and on behalf of the Corporation, to take any and all action necessary or appropriate to effect the registration or qualification (or exemption therefrom) of the Securities under the Blue Sky or securities laws of any State of the United States, any district or territory of the United States, and any foreign nation in which the offering is to be made and, in connection therewith, to execute, acknowledge, verify, deliver, file, or cause to be published any applications, reports, consents to service of process, and other documents that may be required under such laws, and to take any and all further actions necessary or appropriate in order to maintain any such registration, qualification, or exemption for as long as may be necessary or required by law.

RESOLVED FURTHER, that if in any such State, district, territory, or foreign nation a prescribed form of resolution is required for an application or other instrument filed for the purpose of registering, qualifying, or obtaining an exemption for the Securities, and if the appropriate officers of the Corporation determine to make application for the registration, qualification, or exemption in such State, district, territory, or foreign nation of the Securities, each such resolution shall be deemed to have been, and hereby is, adopted at this meeting, and the Secretary or an Assistant Secretary of the Corporation is hereby authorized to certify the adoption of any such resolution to be inserted in the minute book of the Corporation on pages next following these resolutions and initialed by the Secretary or an Assistant Secretary of the Corporation.

RESOLVED FURTHER, that the Corporation be, and it hereby is, authorized to sell all or a portion of the Securities to or through one or more underwriters selected by the Chairman of the Board , President, and Chief Executive Officer of the Corporation, or to sell all or a portion of the Securities directly to other purchasers or through agents, with all such sales to be made pursuant to one or more underwriting, purchase, or agency agreements.

RESOLVED FURTHER, that any and all Supplemental Indentures to the Indenture, providing for the issuance of the Securities on the terms provided for herein, be, and they hereby are, authorized and approved; that the Chairman, President, and Chief Executive Officer, any Senior Vice President, the Secretary or any Assistant Secretary, and the Treasurer of the Corporation be, and each of them hereby is, authorized and directed to execute and deliver any such Supplemental Indenture in the name and on behalf of the Corporation; and that the officers of the Corporation, or any of them, be, and they hereby are, authorized and directed, for and on behalf of the Corporation, to take all such action, and to execute and deliver all such documents, as they may deem necessary or appropriate to carry into effect the terms and provisions of any such Supplemental Indenture.

RESOLVED FURTHER, that, in accordance with the provisions of the Indenture, the Chairman, President, and Chief Executive Officer and the Secretary, any Assistant Secretary, or the Treasurer of the Corporation be, and they hereby are, authorized and directed, for and on behalf of the Corporation, to execute, in person or by facsimile signature, the Securities as registered debentures, either in denominations of $1,000 or any integral multiple thereof and to have the corporate seal of the Corporation affixed to the Securities; that the officers of the Corporation, or any of them, be, and they hereby are, authorized and empowered, for and on behalf of the Corporation, to deliver the Securities to the Trustee for authentication; and that the Trustee be, and it hereby is, authorized and requested to authenticate the Securities so executed and to deliver them on the written order of the Corporation.

RESOLVED FURTHER, that Society National Bank (formerly, Ameritrust Company National Association), Cleveland, Ohio, Trustee under the Indenture, and indentures supplemental thereto, including any and all Supplemental Indentures, be, and it hereby is, appointed the agent of the Corporation to keep books for the registration and transfer of ownership of the Securities issued by the Corporation, when and as they shall be presented to the agent for that purpose; and that Society National Bank be, and it hereby is, appointed the agent of the Corporation to pay the interest due and to become due on the Securities issued by the Corporation and the principal amount thereof either at maturity of those Securities or upon the prepayment thereof prior to maturity.
                                       37